UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

March 22, 2007

Date of Report (date of earliest event reported)

SYNOPSYS, INC.

(Exact name of Registrant as specified in charter)

Delaware	000-19807	56-1546236
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

700 East Middlefield Road

Mountain View, California 94043

(Address of principal executive offices)

Registrant’s telephone number, including area code: (650) 584-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; CompensatoryArrangements of Certain Officers.

On March 22, 2007, the Compensation Committee of Synopsys, Inc. (the “Company”) approved the principal terms of a Relocation Assistance Package (the “Package”) for Joseph W. Logan, Senior Vice President, Worldwide Sales (“Executive”), with a total value not to exceed $250,000.  Pursuant to the Package, the Company would pay Executive, or reimburse on Executive’s behalf, certain eligible expenses incurred as a result of relocating Executive’s current primary residence from Massachusetts to a primary residence near the Company’s California Headquarters location. The elements of the Package shall include:

1.               Closing costs relating to the sale of Executive’s existing primary residence and purchase of a new primary residence;

2.               Personal transportation costs, including airfare and moving services with respect to Executive, Executive’s immediate family and personal property;

3.               Mortgage interest payments on existing and/or a new primary residence; and,

4.               Federal and state taxes owed by Executive as a result of the payments described above being treated as income received by Executive.

The Company may be entitled to recoup expenses advanced under the Package in whole or in part should Executive’s employment terminate prior to the two-year anniversary date of the Package.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 28, 2007	SYNOPSYS, INC.

/s/ Brian E. Cabrera
Brian E. Cabrera
Vice President, General Counsel
and Corporate Secretary